Exhibit 99.3

LETTER TO CLIENTS

Offer by

IEG HOLDINGS CORPORATION
to Exchange Each Outstanding Share of Common Stock of
ONEMAIN HOLDINGS, INC.
for
Two Shares of Common Stock of IEG Holdings Corporation

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, ON FEBRUARY 6, 2017, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

January 5, 2017

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by IEG Holdings Corporation (“IEG Holdings”), a Florida corporation, to exchange, for each issued and outstanding share of common stock, par value $0.01 per share (“OneMain Common Stock”), of OneMain Holdings, Inc. (“OneMain”) two shares of IEG Holdings common stock.

We (or our nominees) are the holder of record of shares of OneMain Common Stock held by us for your account. A tender of such shares of OneMain Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of OneMain Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of OneMain Common Stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of OneMain Common Stock.

If you wish to have us tender any or all of your shares of OneMain Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of OneMain Common Stock, all such shares of OneMain Common Stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Instructions with Respect to the Offer to Exchange

Each Outstanding Share of Common Stock

Of

ONEMAIN HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by IEG Holdings Corporation, a Florida corporation (“IEG Holdings”), to exchange, for each issued and outstanding share of common stock, par value $0.01 per share (“OneMain Common Stock”), of OneMain Holdings, Inc. (“OneMain”) two shares of IEG Holdings common stock.

With respect to the offer described in the prospectus/offer to exchange, the undersigned hereby instructs you (check appropriate box):

[  ] To tender ALL shares of OneMain Common Stock held by you for the account of the undersigned*

[  ] To tender SOME shares of OneMain Common Stock held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the shares of OneMain Common Stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of OneMain Common Stock indicated below (or if no number is indicated below, all shares of OneMain Common Stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and the related letter of transmittal.

Account Number:

Number of Shares of OneMain Common Stock Being Tendered Hereby: shares*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* If left blank or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of OneMain Common Stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

Dated: _________________________, 20____

(Signature(s))

Please Print Name(s)

Address(es) (including zip code):

Telephone No(s). Including Area Code:

Taxpayer Identification or Social Security No(s).:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE DEPOSITORY AND EXCHANGE AGENT, INFORMATION AGENT OR IEG HOLDINGS.